Exhibit 10.118

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT is made and entered into this              day of                                   by and between Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and                                  (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee performs a valuable service to the Corporation in his capacity as an officeer of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted a certificate of incorporation (the “Certificate”) and bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”);

WHEREAS, the Certificate, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, to induce Indemnitee to continue to serve as an officeer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee;

NOW, THEREFORE, in consideration of Indemnitee’s continued service as an officeer after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Indemnity of Indemnitee. The Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the Certificate, the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Certificate, the Bylaws or the Code permitted prior to adoption of such amendment).

2. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

(a) against any and all expenses that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by him in connection with any proceeding (including an action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee

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is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b) otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the non-exclusivity provisions of the Code, Article SIXTH of the Certificate and Article V of the Bylaws.

3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

(a) on account of Indemnitee’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(b) on account of Indemnitee’s conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Corporation or resulting in any personal profit or advantage to which Indemnitee was not legally entitled;

(c) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(d) on account of any claim against Indemnitee solely for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(e) if indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication);

(f) for any judgments, fines and amount paid in settlement in connection with any proceeding by or in the right of the Corporation, if Indemnitee does not meet the conditions of Sections 3(a) and (b) hereof; or

(g) in connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 8 hereof.

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4. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible proceeding, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

5. Partial Indemnification. Indemnitee shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses that Indemnitee becomes legally obligated to pay in connection with any proceeding referred to in Section 2 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement unless and only to the extent that such failure or delay materially prejudices the Corporation. With respect to any such proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above; and

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(c) the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action or claim except that it shall not settle any action or claim in any manner which would impose any non-monetary penalty or limitation on Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion.

7. Expenses. (a) The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Indemnitee in connection with such proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay said amounts if it shall be determined ultimately that Indemnitee is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

(b) Notwithstanding the foregoing, no advance shall be made by the Corporation to Indemnitee (except by reason of the fact that Agent is or was a director of the Corporation in which event this paragraph shall not apply) in any proceeding if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that Indemnitee acted in bad faith or in a manner that Indemnitee did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceeding that Indemnitee acted without reasonable cause to believe that his conduct was lawful.

8. Enforcement.

(a) Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied (otherwise than pursuant to Section 7(b)), in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting such claim.

(b) It shall be a defense to any action brought to enforce a claim for indemnification is made under Section 2 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 7 hereof, provided that the required undertaking has been tendered to the Corporation) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 3 hereof. In connection with any action brought to enforce a claim by Indemnitee for advances (except by reason of the fact that Agent is or was a director of the Corporation in which event this paragraph shall not apply), the Corporation shall be entitled to raise a defense as to any such action if the Corporation has clear and convincing evidence that Indemnitee acted in bad faith or in a manner that Indemnitee did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceeding that Indemnitee acted without reasonable cause to believe that his conduct was lawful.

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(c) Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made, prior to the commencement of such enforcement action, a determination that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the enforcement action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

9. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

10. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Certificate or the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

11. Survival of Rights.

(a) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

(b) This Agreement shall be binding upon any successor to the Corporation (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Corporation shall require any successor to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

12. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent provided by the Certificate, the Bylaws, the Code or any other applicable law.

13. Entire Agreement. (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(b) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Corporation.

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14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware without application of the conflict of laws provisions thereof.

15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

16. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

17. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed, (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid, (iii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

(a) If to Indemnitee, at the address indicated on the signature page hereof.

(b) If to the Corporation, to:

Aeolus Pharmaceuticals, Inc.

P.O. Box 14287

79 T.W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, NC 27709

or to such other address as may have been furnished to Indemnitee by the Corporation.

19. Certain Definitions. For purposes of this Agreement:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

AEOLUS PHARMACEUTICALS, INC.

By:
Name:
Title:

INDEMNITEE

Name:
Signature:

Address:

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